Execution

TWELFTH AMENDMENT AGREEMENT

dated as of 18 May 2015

(the "Amendment Agreement")

to the ISDA MASTER AGREEMENT dated as of 9 January 2008 (the "Agreement")

between

HERMES INVESTMENT MANAGEMENT LIMITED (the "Investment Manager") acting as agent and signatory for each of the principals, severally and not jointly, listed in Annex A to the Agreement (each such principal being a "Party A" and a "Principal")	**and**	**HSBC BANK PLC** **("Party B")**

The parties have previously entered into the Agreement (including, for the avoidance of doubt, the Schedule and the Credit Support Annex thereto) and have now agreed to amend the Agreement by the terms of this Amendment Agreement.

Accordingly, in consideration of the mutual agreements contained in this Amendment Agreement, the parties agree as follows:

1. **Amendments**

The Agreement is amended as follows:

1.1 Annex A to the Agreement is hereby deleted in its entirety and replaced with the new Annex A attached hereto.

1.2 The address details for Party B in Part 4(a) of the Schedule to the Agreement shall be amended as follows:

"All notices or communications to Party B shall, with respect to a particular Transaction, be sent to the address, telex number, or facsimile number reflected in the Confirmation of that Transaction, and any other notice or communication shall be sent to:

Address:	8 Canada Square, London E14 5HQ
Attention:	Swaps & Derivatives Processing
Facsimile No.:	00 44 207 992 4457
Telephone No.:	00 44 207 992 2784

Any notice to Party B for the purposes of Sections 5 and 6 of the Agreement shall be sent to:

Address:	8 Canada Square, London, E14 5HQ
Attention:	Global Banking and Markets Legal - General Counsel
Facsimile No.:	00 44 207 991 4379
Telephone No.:	00 44 207 991 6972 "

1.3 Part 5(3) of the Schedule to the Agreement is hereby deleted by its entirety and replaced with the following:

"(3) **ERISA.**

(1) **Additional Representations of Party A.** Party A additionally represents and warrants to Party B on a continuing basis:-

The assets used to consummate the Transactions provided hereunder shall not constitute the assets of: (i) an "employee benefit plan" that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (**"ERISA"**); (ii) a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the **"Code"**) to which Section 4975 of the

Code applies; (iii) a person or entity the underlying assets of which include the assets of any such employee benefit plan or plan by reason of Department of Labor Regulation Section 2510.3-101 (as modified by Section 3(42) of ERISA) or otherwise; or (iv) a non-U.S., governmental or other plan that is subject to any federal, state, local or non-U.S. law, rule or regulation that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, and Party A will notify Party B in writing reasonably in advance of any of its assets becoming subject to Title I of ERISA, the prohibited transaction provisions of the Code or any federal, state, local or non-U.S. law, rule or regulation that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code and, upon Party B's request, Party A will immediately terminate any or all Transactions prior to its assets becoming subject to such laws, rules or regulations.

(2) With respect to Party B, the representations set forth in Section 3(a)(iii) and Section 3(a)(iv) of this Agreement are hereby amended by adding the following immediately prior to the period at the end of each such section:

"; provided that Party B shall not be in breach of this representation to the extent that this Agreement or any Transaction gives rise to a non-exempt prohibited transaction under Sections 406 of ERISA or Section 4975 of the Code or results in a violation of any federal, state, local or foreign law, rule or regulation substantially similar to ERISA or Section 4975 of the Code."."

1.4 Part 5(8)(a)(iv) of the Schedule to the Agreement is hereby deleted by its entirety.

1.5 Part 5(12) of the Schedule to the Agreement is hereby deleted by its entirety and replaced with the following:

"(12) **ISDA Illegality/Force Majeure Protocol.** The parties agree that the definitions and provisions contained in Schedule 1 of the ISDA Illegality/Force Majeure Protocol as published by the International Swaps and Derivatives Association, Inc. on 11 July 2012 (the "**IFM Protocol**"), are incorporated into and apply to this Agreement as if set out in full herein. References in the IFM Protocol to a Protocol Covered Master Agreement shall be deemed to be a reference to this Agreement, notwithstanding any previous amendments that the parties may have made to this Agreement."

1.6 Part 5 of the Schedule to the Agreement shall be amended by the addition of the following as a new Part 5(20); (21); (22); (23); (24) and (25):

"(20) **Notices**. Section 12 (a) of this Agreement is amended by:

(1) replacing "after the close of business on a Local Business Day" with "after 4.30 pm on a Local Business Day (in the place specified in the principal address for notice provided by the recipient)".

(2) adding "or e-mail" following the words "or electronic messaging system" in parenthesis in the third line.

(3) adding a new sub-section (vi) as follows:

"(vi) if sent by e-mail, on the date it is delivered,"."

(21) **ERISA Additional Termination Event** will apply. Each of the following shall be an Additional Termination Event with Party A as the sole Affected Party for the purposes of this Part 5(21) and all Transactions (in the case of all clauses below other than clause (i)(2)) and all Non-Exempt Prohibited Transactions (in the case of clause (i)(2)) shall be Affected Transactions:

(i) **Prohibited Transactions**. Party B reasonably determines that either (1) the execution, delivery or performance of the Agreement, any Credit Support Document or any Transaction will violate any U.S. law, rule or regulation substantially similar to ERISA or Section 4975 of the Code, (2) the execution, delivery or performance of the Agreement, any Credit Support Document or any Transaction will constitute a non-exempt "prohibited transaction" pursuant to Section 406 of ERISA or Section 4975 of the Code (any such Transaction, a "**Non-Exempt Prohibited Transaction**").

(22) **Failure to Pay or Deliver.** Section 5(a)(i) is amended by replacing the word "third" with the word "first" before the words "Local Business Day" in the third line thereof.

(23) **Amendment to Section 5(a)(v) Default under Specified Transaction.** Section 5(a)(v) is hereby deleted in its entirety and replaced with the following:

"(v) ***Default Under Specified Transaction.*** The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);"

(24) **Events of Default.** The semi colon at the end of Section 5(a)(vi) is deleted and replaced by a full stop and the following inserted thereafter:

"If an event has occurred under 5(a)(vi)(1) and 5(a)(vi)(2), which would constitute an Event of Default but for the fact that neither the aggregate amount calculated in respect of 5(a)(vi)(1) nor the aggregate amount calculated in respect of 5(a)(vi)(2) exceeds, the Threshold Amount, then the aggregate amount arising under 5(a)(vi)(1) and the aggregate amount arising under 5(a)(vi)(2) shall be construed so as to produce a "Combined Aggregate Amount". If the Combined Aggregate Amount exceeds the Threshold Amount, then it shall be a Cross Default;"

(25) **Bankruptcy.** Section 5(a)(vii) is amended by deleting the number "30" as it appears after the word "within" and before the word "days" in the tenth and eighteenth lines thereof and inserting the number "15" in its place."

1.7 Part 6(1) of the Schedule to the Agreement is hereby deleted by its entirety and replaced with the following:

"(1) **Incorporation of ISDA FX Definitions.** This Agreement incorporates, and is subject to and governed by (unless otherwise amended herein), the 1998 FX and Currency Option Definitions (the "**FX and Currency Option Definitions**"), as published by the International Swap and Derivatives Association, Inc. (formerly the International Swap Dealers Association, Inc.), the Emerging Markets Traders Association and The Foreign Exchange Committee."

2. **Representations**

The parties make the representations set forth in Section 3(a)(i), (ii), (iii), (iv) and (v) of the Agreement, except that all references in those sections to "this Agreement" (or words or phrases of similar meaning) shall be deemed to be references to this Amendment Agreement and the Agreement, as amended hereby

3. **Miscellaneous**

3.1 Except as specifically amended by the Amendment Agreement, the Agreement will continue in full force and effect and this Amendment Agreement will not be construed as a waiver of existing rights under the Agreement. Accordingly, for the avoidance of doubt, the provision of, or incorporated in, the Agreement relating the Entire Agreement (Section 9(a)), Amendments (Section 9(b)), Survival of Obligations (Section 9(c)), Remedies Cumulative (Section 9(d)), No Waiver of Rights (Section 9(f)), Headings (Section 9(g)), Notices (Section 12), Governing Law (Section 13(a)) and Waiver of Immunities (Section 13(d)) will also apply to this Amendment Agreement as though such provisions were set forth in full herein (except that references in such provisions to the Agreement will be deemed to be references to this Amendment Agreement).

3.2 From and after the effective date of this Amendment Agreement, all references in the Agreement to "this Agreement" (or words or phrases of a similar meaning) will be deemed to be references to the Agreement, as amended by this Amendment Agreement.

3.3 All capitalised terms used in this Amendment Agreement but not defined herein will have the meanings set forth in the Agreement.

3.4 This Amendment Agreement and any non-contractual obligation arising out of or in relation to this Amendment Agreement will be governed by and construed in accordance with English law. All disputes arising out of or relating to this Amendment Agreement or any non-contractual obligation arising out of or relating to this Amendment Agreement shall be submitted to the jurisdiction of the English courts.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement on the respective dates specified below with effect from the date specified on the first page of this document.

HERMES INVESTMENT MANAGEMENT LIMITED acting as agent and signatory for each of the Principals, severally and not jointly, listed in Annex A to the Agreement

By: ______________________
Name: JOSEPH KAGAN
Title: AUTHORISED SIGNATORY
Date: 26.5.2015

By: ______________________
Name:
Title:
Date:

HSBC BANK PLC

By: ______________________
Name:
Title: JILLIAN MELTON
Date: AUTHORISED SIGNATORY
02/5/15.

ANNEX A - PRINCIPALS

	Name of Principals	Entity Type	Applicable CSA
1.	BT Pension Scheme Trustees Limited as Trustees of the BT Pension Scheme	UK Pension Fund	For non-FX Transactions: Exhibit 2 For certain FX Transactions: Exhibit 3
2.	Hermes Pension Trustees Limited as trustees of the Hermes Group Pension Scheme	UK Pension Fund	N/A
3.	Hermes Investment Funds public limited company for and in respect of Hermes UK Small and Mid Cap Companies Fund	Irish UCITS Principal	Exhibit 4
4.	Hermes Investment Funds public limited company for and in respect of Hermes Global Equity Fund (formerly: Hermes Quant Global Equity Fund)	Irish UCITS Principal	Exhibit 4
5.	Hermes Investment Funds public limited company for and in respect of Hermes Global Emerging Markets	Irish UCITS Principal	Exhibit 4
6.	Hermes Investment Funds public limited company for and in respect of Hermes Global Equity Select Fund (formerly: Hermes Global Equities Selection)	Irish UCITS Principal	Exhibit 4
7.	Hermes Investment Funds public limited company for and in respect of Hermes Sourcecap European Alpha Fund	Irish UCITS Principal	Exhibit 4
8.	Hermes Investment Funds public limited company for and in respect of Hermes Global High Yield Bond Fund	Irish UCITS Principal	Exhibit 4
9.	Hermes Investment Funds public limited company for and in respect of Hermes Emerging Asia Equity Fund	Irish UCITS Principal	Exhibit 4
10.	Hermes Investment Funds public limited company for and in respect of Hermes US SMID Equity Fund	Irish UCITS Principal	Exhibit 4
11.	Hermes Investment Funds public limited company for and in respect of Hermes Active UK Inflation-Linked Bond Fund	Irish UCITS Principal	Exhibit 4
12.	Hermes BPK Partners LLP	UK Regulated Investment Firm	N/A
13.	Hermes Investment Funds Public Limited Company for and in respect of Hermes Multi-Strategy Credit Fund	Irish UCITS Principal	Exhibit 4
14.	Hermes Investment Funds Public Limited Company for and in respect of Hermes Global Equity ESG	Irish UCITS Principal	Exhibit 4
15.	Hermes Investment Funds Public Limited Company for and in respect of Hermes Multi Asset Inflation Fund	Irish UCITS Principal	Exhibit 4
16.	**Hermes Investment Funds Public Limited Company for and in respect of Hermes Global Small Cap Equity Fund**	**Irish UCITS Principal**	**Exhibit 4**
17.	**Hermes Investment Funds Public Limited Company for and in respect of Hermes Absolute Return Credit Fund**	**Irish UCITS Principal**	**Exhibit 4**
18.	**Hermes Investment Funds Public Limited Company for and in respect of Hermes US All Cap Equity Fund**	**Irish UCITS Principal**	**Exhibit 4**